Exhibit 99.1

  NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2015

NET INCOME OF $230 MILLION, OR $.27 PER COMMON SHARE

Positive operating leverage

Revenue up 4% from prior year, reflecting growth in fee income and loans

Continued growth in commercial loans and record investment banking and debt placement fees affirms strength of business model

Credit quality remains strong, with net loan charge-offs to average loans of .25%

Disciplined capital management: quarterly common share dividend increased 15% and continued share repurchases

CLEVELAND, July 16, 2015 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $230 million, or $.27 per common share, compared to $222 million, or $.26 per common share, for the first quarter of 2015, and $242 million, or $.27 per common share, for the second quarter of 2014.

For the six months ended June 30, 2015, net income from continuing operations attributable to Key common shareholders was $452 million, or $.52 per common share, compared to $474 million, or $.53 per common share, for the same period one year ago.

“Second quarter results reflect our continued success in executing our strategy and driving growth across our company,” said Chairman and Chief Executive Officer Beth Mooney. “We generated positive operating leverage and added new and expanded relationships in both our Community Bank and Corporate Bank.”

“Revenue benefited from positive trends in our core fee-based businesses, including investment banking and debt placement fees, which had a record quarter and was up 42% from the prior year. We also had momentum in trust and investment services and cards and payments income. Average loans continued to grow, driven by commercial, financial and agricultural loans, which were up 10% from one year ago,” continued Mooney.

“Credit quality remained strong, with a net charge-offs to average loans ratio of .25%, well below our targeted range,” said Mooney.

“We continue to be disciplined in the way we manage our capital. In the second quarter, our Board of Directors increased our quarterly common share dividend by 15% and we repurchased $129 million of common shares,” added Mooney. “We expect our 2015 estimated payout ratio to remain among the highest in our peer group.”

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

SECOND QUARTER 2015 FINANCIAL RESULTS, from continuing operations

Compared to Second Quarter of 2014

•	Average loans up 4.3%, driven by 9.7% growth in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, up 5.7% due to strength in commercial mortgage servicing and inflows from commercial and consumer clients

•	Net interest income (taxable-equivalent) up $12 million, as higher earning asset balances offset lower earning asset yields

•	Noninterest income up $33 million due to a record quarter for investment banking and debt placement fees and growth in other core fee-based businesses

•	Noninterest expense up $24 million primarily attributable to performance-based compensation and the third quarter 2014 acquisition of Pacific Crest Securities

•	The provision for credit losses was $41 million in the second quarter of 2015, compared to $12 million in the year-ago quarter

•	Asset quality remained strong, with net loan charge-offs to average loans of .25%, up from .22% in the year-ago quarter and remaining well below our targeted range of .40% to .60%

•	Disciplined capital management, repurchasing $129 million of common shares during the second quarter of 2015

Compared to First Quarter of 2015

•	Average loans up .8%, primarily driven by a 2.5% increase in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, up 2.1% primarily attributable to strength in commercial mortgage servicing and inflows from commercial and consumer clients

•	Net interest income (taxable-equivalent) up $14 million due to higher earning asset balances and day count

•	Noninterest income up $51 million, primarily due to a record quarter for investment banking and debt placement fees and growth in other core fee-based businesses

•	Noninterest expense up $42 million, primarily driven by performance-based compensation, seasonal trends, and higher business services and professional fees

•	The provision for credit losses was $41 million in the second quarter of 2015, compared to $35 million in the prior quarter

•	Strong asset quality, with net loan charge-offs to average loans of .25%, compared to .20% in the first quarter of 2015 and remaining well below our targeted range of .40% to .60%

•	Disciplined capital management, maintaining a solid capital position with a Common Equity Tier 1 ratio of 10.69% compared to 10.64% in the prior quarter

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Income (loss) from continuing operations attributable to Key common shareholders	$230	$222	$242	3.6%	(5.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.27	.26	.27	3.8	—
Return on average total assets from continuing operations	1.03%	1.03%	1.14%	N/A	N/A
Common Equity Tier 1 (a)	10.69	10.64	N/A	N/A	N/A
Tier 1 common equity (a)	N/A	N/A	11.25%	N/A	N/A
Book value at period end	$12.21	$12.12	$11.65	.7%	4.8%
Net interest margin (TE) from continuing operations	2.88%	2.91%	2.98%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) and “Tier 1 common equity” (prior to January 1, 2015). The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Net interest income (TE)	$591	$577	$579	2.4%	2.1%
Noninterest income	488	437	455	11.7	7.3

Total revenue	$1,079	$1,014	$1,034	6.4%	4.4%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $591 million for the second quarter of 2015, and the net interest margin was 2.88%. These results compare to taxable-equivalent net interest income of $579 million and a net interest margin of 2.98% for the second quarter of 2014. The increase in net interest income reflects higher earning asset balances mitigated by lower earning asset yields, which also drove the decline in the net interest margin.

Compared to the first quarter of 2015, taxable-equivalent net interest income increased by $14 million, and the net interest margin declined by three basis points. The increase in net interest income was primarily attributable to higher earning asset balances and day count in the second quarter of 2015. The decline in the net interest margin reflects higher levels of excess liquidity driven by commercial deposit growth and slightly lower earning asset yields.

Noninterest Income

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Trust and investment services income	$111	$109	$94	1.8%	18.1%
Investment banking and debt placement fees	141	68	99	107.4	42.4
Service charges on deposit accounts	63	61	66	3.3	(4.5)
Operating lease income and other leasing gains	24	19	35	26.3	(31.4)
Corporate services income	43	43	41	—	4.9
Cards and payments income	47	42	43	11.9	9.3
Corporate-owned life insurance income	30	31	28	(3.2)	7.1
Consumer mortgage income	4	3	2	33.3	100.0
Mortgage servicing fees	9	13	11	(30.8)	(18.2)
Net gains (losses) from principal investing	11	29	27	(62.1)	(59.3)
Other income	5	19	9	(73.7)	(44.4)

Total noninterest income	$488	$437	$455	11.7%	7.3%

Key’s noninterest income was $488 million for the second quarter of 2015, compared to $455 million for the year-ago quarter. Results for the second quarter of 2015 reflect a record quarter for investment banking and debt placement fees, which increased $42 million year-over-year. This increase was primarily driven by strength in financial advisory fees and loan syndications. Investment banking and debt placement fees also benefited from the third quarter 2014 acquisition of Pacific Crest Securities. Trust and investment services income increased $17 million, primarily due to the impact of the Pacific Crest Securities acquisition as well as strength in Key’s Retail and Private Banking businesses. Additionally, cards and payments income increased $4 million. Partially offsetting these increases was a $16 million decrease in net gains from principal investing and lower operating lease income and other leasing gains, which benefited from a $17 million gain from the early termination of a leveraged lease in the second quarter of 2014.

Compared to the first quarter of 2015, noninterest income increased by $51 million. The largest driver of this increase was the growth in investment banking and debt placement fees, which increased by $73 million due to strength in financial advisory fees and loan syndications. Additionally, cards and payments income increased $5 million predominantly due to credit and debit card growth. Compared to the first quarter of 2015, the growth in the second quarter of 2015 was partially offset by $18 million of lower net gains from principal investing and a $14 million decline in other income.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Noninterest Expense

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Personnel expense	$408	$389	$389	4.9%	4.9%
Nonpersonnel expense	303	280	298	8.2	1.7

Total noninterest expense	$711	$669	$687	6.3%	3.5%

Key’s noninterest expense was $711 million for the second quarter of 2015, compared to $687 million in the second quarter of last year. This increase was primarily due to higher performance-based compensation and the third quarter 2014 acquisition of Pacific Crest Securities.

Compared to the first quarter of 2015, noninterest expense increased by $42 million. This increase was primarily driven by performance-based compensation, normal seasonal trends, and higher business services and professional fees.

BALANCE SHEET HIGHLIGHTS

In the second quarter of 2015, Key had average assets of $93.9 billion compared to $91.1 billion in the second quarter of 2014 and $91.9 billion in the first quarter of 2015. Growth in Key’s securities available for sale portfolio during the second quarter of 2015 resulted from higher levels of liquidity, driven by deposit growth and long-term debt issuance. In the second quarter of 2015, Key issued $1.75 billion in bank-level long-term debt, which benefited its liquidity coverage ratio and credit ratings profile.

Average Loans

dollars in millions				Change 6-30-15 vs.
	6-30-15	3-31-15	6-30-14	3-31-15	6-30-14
Commercial, financial and agricultural (a)	$29,017	$28,321	$26,444	2.5%	9.7%
Other commercial loans	13,161	13,304	13,186	(1.1)	(.2)
Total home equity loans	10,510	10,576	10,627	(.6)	(1.1)
Other consumer loans	5,290	5,311	5,354	(.4)	(1.2)

Total loans	$57,978	$57,512	$55,611	.8%	4.3%

(a)	Commercial, financial and agricultural average loan balances include $88 million, $87 million, and $95 million of assets from commercial credit cards at June 30, 2015, March 31, 2015, and June 30, 2014, respectively.

Average loans were $58.0 billion for the second quarter of 2015, an increase of $2.4 billion compared to the second quarter of 2014. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $2.6 billion and was broad-based across Key’s commercial lines of business. Consumer loans remained relatively stable as modest increases across Key’s core consumer loan portfolio were offset by run-off in Key’s consumer exit portfolios.

Compared to the first quarter of 2015, average loans increased by $466 million, driven by commercial, financial and agricultural loans, which increased by $696 million.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Average Deposits

dollars in millions				Change 6-30-15 vs.
	6-30-15	3-31-15	6-30-14	3-31-15	6-30-14
Non-time deposits (a)	$65,109	$63,606	$60,066	2.4%	8.4%
Certificates of deposit ($100,000 or more)	2,010	2,017	2,808	(.3)	(28.4)
Other time deposits	3,136	3,217	3,587	(2.5)	(12.6)

Total deposits	$70,255	$68,840	$66,461	2.1%	5.7%

Cost of total deposits (a)	.15%	.15%	.18%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $70.3 billion for the second quarter of 2015, an increase of $3.8 billion compared to the year-ago quarter. Noninterest-bearing deposits increased by $3.3 billion, and NOW and money market deposit accounts increased by $1.8 billion, reflecting continued growth in the commercial mortgage servicing business and inflows from commercial and consumer clients. These increases were partially offset by a decline in certificates of deposit.

Compared to the first quarter of 2015, average deposits, excluding deposits in foreign office, increased by $1.4 billion. The increase was driven by NOW and money market deposit accounts which increased $1.2 billion, and noninterest-bearing deposits which increased $325 million. Higher escrow deposits from Key’s commercial mortgage servicing business and inflows related to both commercial and consumer clients drove the linked-quarter increase.

ASSET QUALITY

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Net loan charge-offs	$36	$28	$30	28.6%	20.0%
Net loan charge-offs to average total loans	.25%	.20%	.22%	N/A	N/A
Nonperforming loans at period end (a)	$419	$437	$396	(4.1)%	5.8%
Nonperforming assets at period end	440	457	410	(3.7)	7.3
Allowance for loan and lease losses	796	794	814	.3	(2.2)
Allowance for loan and lease losses to nonperforming loans	190.0%	181.7%	205.6%	N/A	N/A
Provision for credit losses	41	35	12	17.1%	241.7%

(a)	Loan balances exclude $12 million, $12 million, and $15 million of purchased credit impaired loans at June 30, 2015, March 31, 2015, and June 30, 2014, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $41 million for the second quarter of 2015, compared to $12 million for the second quarter of 2014 and $35 million for the first quarter of 2015. Key’s allowance for loan and lease losses was $796 million, or 1.37% of total period-end loans, at June 30, 2015, compared to 1.46% at June 30, 2014, and 1.37% at March 31, 2015.

Net loan charge-offs for the second quarter of 2015 totaled $36 million, or .25% of average total loans. These results compare to $30 million, or .22%, for the second quarter of 2014, and $28 million, or .20%, for the first quarter of 2015.

At June 30, 2015, Key’s nonperforming loans totaled $419 million and represented .72% of period-end portfolio loans, compared to ..71% at June 30, 2014, and .75% at March 31, 2015. Nonperforming assets at June 30, 2015 totaled $440 million and represented .75% of period-end portfolio loans and OREO and other nonperforming assets, compared to .74% at June 30, 2014, and .79% at March 31, 2015.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2015.

Capital Ratios

	6-30-15	3-31-15	6-30-14
Common Equity Tier 1 (a), (b)	10.69%	10.64%	N/A
Tier 1 common equity (b)	N/A	N/A	11.25%
Tier 1 risk-based capital (a)	11.10%	11.04%	11.99
Total risk based capital (a)	12.63	12.79	14.14
Tangible common equity to tangible assets (b)	9.86	9.92	10.15
Leverage (a)	10.73	10.91	11.24

(a)	6-30-15 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) and “Tier 1 common equity” (prior to January 1, 2015). The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at June 30, 2015, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.69% and 11.10%, respectively. In addition, the tangible common equity ratio was 9.86% at June 30, 2015.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 as calculated under the fully phased-in Regulatory Capital Rules was 10.58% at June 30, 2015. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Shares outstanding at beginning of period	850,920	859,403	884,869	(1.0)%	(3.8)%
Common shares repurchased	(8,794)	(14,087)	(7,824)	(37.6)	12.4
Shares reissued (returned) under employee benefit plans	1,482	5,571	(222)	(73.4)	N/M
Common shares exchanged for Series A Preferred Stock	—	33	—	N/M	N/M

Shares outstanding at end of period	843,608	850,920	876,823	(.9)%	(3.8)%

As previously reported, Key’s 2015 capital plan includes common share repurchases of up to $725 million, which are expected to be executed through the second quarter of 2016. During the second quarter of 2015, Key completed $129 million of common share repurchases, including repurchases to offset issuances of common shares under employee compensation plans.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Revenue from continuing operations (TE)
Key Community Bank	$559	$549	$553	1.8%	1.1%
Key Corporate Bank	477	401	395	19.0	20.8
Other Segments	44	66	87	(33.3)	(49.4)

Total segments	1,080	1,016	1,035	6.3	4.3
Reconciling Items	(1)	(2)	(1)	N/M	N/M

Total	$1,079	$1,014	$1,034	6.4%	4.4%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$65	$50	$53	30.0%	22.6%
Key Corporate Bank	135	127	135	6.3	—
Other Segments	31	44	54	(29.5)	(42.6)

Total segments	231	221	242	4.5	(4.5)
Reconciling Items	4	7	5	(42.9)	(20.0)

Total	$235	$228	$247	3.1%	(4.9)%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Summary of operations
Net interest income (TE)	$362	$358	$361	1.1%	.3%
Noninterest income	197	191	192	3.1	2.6

Total revenue (TE)	559	549	553	1.8	1.1
Provision for credit losses	7	29	25	(75.9)	(72.0)
Noninterest expense	449	441	443	1.8	1.4

Income (loss) before income taxes (TE)	103	79	85	30.4	21.2
Allocated income taxes (benefit) and TE adjustments	38	29	32	31.0	18.8

Net income (loss) attributable to Key	$65	$50	$53	30.0%	22.6%

Average balances
Loans and leases	$30,707	$30,662	$30,034	.1%	2.2%
Total assets	32,758	32,716	32,132	.1	1.9
Deposits	50,766	50,417	50,232	.7	1.1

Assets under management at period end	$38,399	$39,281	$39,632	(2.2)%	(3.1)%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Additional Key Community Bank Data

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Noninterest income
Trust and investment services income	$76	$75	$71	1.3%	7.0%
Service charges on deposit accounts	52	51	55	2.0	(5.5)
Cards and payments income	43	38	38	13.2	13.2
Other noninterest income	26	27	28	(3.7)	(7.1)

Total noninterest income	$197	$191	$192	3.1%	2.6%

Average deposit balances
NOW and money market deposit accounts	$28,284	$27,873	$27,578	1.5%	2.6%
Savings deposits	2,385	2,377	2,483	.3	(3.9)
Certificates of deposit ($100,000 or more)	1,547	1,558	2,169	(.7)	(28.7)
Other time deposits	3,132	3,211	3,580	(2.5)	(12.5)
Deposits in foreign office	299	333	294	(10.2)	1.7
Noninterest-bearing deposits	15,119	15,065	14,128	.4	7.0

Total deposits	$50,766	$50,417	$50,232	.7%	1.1%

Home equity loans
Average balance	$10,266	$10,316	$10,321
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	60	60	59
Other data
Branches	989	992	1,009
Automated teller machines	1,280	1,287	1,311

Key Community Bank Summary of Operations

•	Net income increased to $65 million, up 22.6% from prior year

•	Commercial, financial, and agricultural loan growth of $692 million, or 5.9% from prior year

•	Average deposits (excluding certificates of deposit and other time deposits) up $1.6 billion, or 3.6% from the prior year

Key Community Bank recorded net income attributable to Key of $65 million for the second quarter of 2015, compared to net income attributable to Key of $53 million for the year-ago quarter.

Taxable-equivalent net interest income increased by $1 million, or .3%, from the second quarter of 2014. Average loans and leases increased 2.2% due to commercial, financial, and agricultural loan growth of $692 million, or 5.9%, while average deposits increased 1.1% from one year ago.

Noninterest income increased by $5 million, or 2.6%, from the year-ago quarter. Year-over-year improvement reflected core business growth, including trust and investment services income and cards and payments income, which each increased $5 million, partially offset by a $3 million decrease in service charges on deposit accounts.

The provision for credit losses was $7 million in the second quarter of 2015, compared to $25 million for the same period one year ago.

Noninterest expense increased by $6 million, or 1.4%, from the year-ago quarter, including increases in personnel expense of $2 million and nonpersonnel expense of $4 million, driven by higher marketing and sales-related expenses.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Key Corporate Bank

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Summary of operations
Net interest income (TE)	$227	$213	$210	6.6%	8.1%
Noninterest income	250	188	185	33.0	35.1

Total revenue (TE)	477	401	395	19.0	20.8
Provision for credit losses	38	8	(4)	375.0	N/M
Noninterest expense	252	216	207	16.7	21.7

Income (loss) before income taxes (TE)	187	177	192	5.6	(2.6)
Allocated income taxes and TE adjustments	52	50	54	4.0	(3.7)

Net income (loss)	135	127	138	6.3	(2.2)%
Less: Net income (loss) attributable to noncontrolling interests	—	—	3	N/M	N/M

Net income (loss) attributable to Key	$135	$127	$135	6.3%	—

Average balances
Loans and leases	$25,298	$24,722	$22,886	2.3%	10.5%
Loans held for sale	1,234	775	429	59.2	187.6
Total assets	31,228	30,297	28,007	3.1	11.5
Deposits	19,708	18,567	16,357	6.1	20.5

Assets under management at period end	—	—	$37	N/M	N/M

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 2Q15 vs.
	2Q15	1Q15	2Q14	1Q15	2Q14
Noninterest income
Trust and investment services income	$35	$34	$23	2.9%	52.2%
Investment banking and debt placement fees	139	68	97	104.4	43.3
Operating lease income and other leasing gains	18	14	11	28.6	63.6

Corporate services income	33	32	30	3.1	10.0
Service charges on deposit accounts	11	10	11	10.0	—
Cards and payments income	4	4	3	—	33.3

Payments and services income	48	46	44	4.3	9.1

Mortgage servicing fees	9	13	11	(30.8)	(18.2)
Other noninterest income	1	13	(1)	(92.3)	N/M

Total noninterest income	$250	$188	$185	33.0%	35.1%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Record high quarter for investment banking and debt placement fees
•	Revenue up 20.8% from the prior year
•	Average loan and lease balances up 10.5% from the prior year
•	Average deposits up 20.5% from the prior year

Key Corporate Bank recorded net income attributable to Key of $135 million for the second quarter of 2015, unchanged from the same period one year ago.

Taxable-equivalent net interest income increased by $17 million, or 8.1%, compared to the second quarter of 2014. Average earning assets increased $2.6 billion, or 10.3%, from the year-ago quarter, primarily driven by loan growth in commercial, financial and agricultural and real estate commercial mortgage loans. This

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

growth in earning assets drove an increase of $10 million in earning asset spread. Average deposit balances increased $3.4 billion, or 20.5%, from the year-ago quarter, driven by commercial mortgage servicing deposits and other commercial client inflows. This growth in deposit balances drove an increase of $13 million in deposit and borrowing spread.

Noninterest income was up $65 million, or 35.1% from the prior year. This growth was primarily due to a record high quarter for investment banking and debt placement fees, which increased $42 million or 43.3%, driven by strength in financial advisory fees and loan syndications. Trust and investment services income increased $12 million, mostly due to the Pacific Crest Securities acquisition. Operating lease income and other leasing gains also increased $7 million, or 63.6%.

The provision for credit losses was an expense of $38 million for the second quarter of 2015, compared to a credit of $4 million for the same period one year ago.

Noninterest expense increased by $45 million, or 21.7%, from the second quarter of 2014. This increase was due to performance-based compensation and expenses related to the third quarter 2014 acquisition of Pacific Crest Securities.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $31 million for the second quarter of 2015, compared to net income attributable to Key of $54 million for the same period last year. These results were primarily due to $16 million in lower net gains on principal investing and $19 million in lower operating lease income and other leasing gains, partially offset by a $3 million increase in corporate-owned life insurance income and lower personnel expense.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $94.6 billion at June 30, 2015.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

CONTACTS:
ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com
INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission (the “SEC”) and is available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, July 16, 2015. An audio replay of the call will be available through July 23, 2015.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

KeyCorp

Second Quarter 2015

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	6-30-15	3-31-15	6-30-14
Summary of operations
Net interest income (TE)	$591	$577	$579
Noninterest income	488	437	455

Total revenue (TE)	1,079	1,014	1,034
Provision for credit losses	41	35	12
Noninterest expense	711	669	687
Income (loss) from continuing operations attributable to Key	235	228	247
Income (loss) from discontinued operations, net of taxes (a)	3	5	(28)
Net income (loss) attributable to Key	238	233	219

Income (loss) from continuing operations attributable to Key common shareholders	$230	$222	$242
Income (loss) from discontinued operations, net of taxes (a)	3	5	(28)
Net income (loss) attributable to Key common shareholders	233	227	214

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.28
Income (loss) from discontinued operations, net of taxes (a)	—	.01	(.03)
Net income (loss) attributable to Key common shareholders (b)	.28	.27	.24
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.27	.26	.27
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	.01	(.03)
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.27	.26	.24

Cash dividends paid	.075	.065	.065
Book value at period end	12.21	12.12	11.65
Tangible book value at period end	10.92	10.84	10.50
Market price at period end	15.02	14.16	14.33

Performance ratios
From continuing operations:
Return on average total assets	1.03%	1.03%	1.14%
Return on average common equity	8.96	8.76	9.55
Return on average tangible common equity (c)	10.01	9.80	10.60
Net interest margin (TE)	2.88	2.91	2.98
Cash efficiency ratio (c)	65.1	65.1	65.6

From consolidated operations:
Return on average total assets	1.02%	1.03%	.96%
Return on average common equity	9.07	8.96	8.44
Return on average tangible common equity (c)	10.14	10.02	9.37
Net interest margin (TE)	2.85	2.88	2.94
Loan to deposit (d)	87.3	86.9	87.1

Capital ratios at period end
Key shareholders’ equity to assets	11.19%	11.26%	11.44%
Key common shareholders’ equity to assets	10.89	10.95	11.13
Tangible common equity to tangible assets (c)	9.86	9.92	10.15
Common Equity Tier 1 (c), (e)	10.69	10.64	N/A
Tier 1 common equity (c)	N/A	N/A	11.25
Tier 1 risk-based capital (e)	11.10	11.04	11.99
Total risk-based capital (e)	12.63	12.79	14.14
Leverage (e)	10.73	10.91	11.24

Asset quality — from continuing operations
Net loan charge-offs	$36	$28	$30
Net loan charge-offs to average loans	.25%	.20%	.22%
Allowance for loan and lease losses	$796	$794	$814
Allowance for credit losses	841	835	851
Allowance for loan and lease losses to period-end loans	1.37%	1.37%	1.46%
Allowance for credit losses to period-end loans	1.44	1.44	1.53
Allowance for loan and lease losses to nonperforming loans	190.0	181.7	205.6
Allowance for credit losses to nonperforming loans	200.7	191.1	214.9
Nonperforming loans at period end (f)	$419	$437	$396
Nonperforming assets at period end	440	457	410
Nonperforming loans to period-end portfolio loans	.72%	.75%	.71%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.75	.79	.74

Trust and brokerage assets
Assets under management	$38,399	$39,281	$39,669
Nonmanaged and brokerage assets	48,789	49,508	48,728

Other data
Average full-time equivalent employees	13,455	13,591	13,867
Branches	989	992	1,009

Taxable-equivalent adjustment	$7	$6	$6

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Six months ended
	6-30-15	6-30-14
Summary of operations
Net interest income (TE)	$1,168	$1,148
Noninterest income	925	890

Total revenue (TE)	2,093	2,038
Provision for credit losses	76	16
Noninterest expense	1,380	1,351
Income (loss) from continuing operations attributable to Key	463	485
Income (loss) from discontinued operations, net of taxes (a)	8	(24)
Net income (loss) attributable to Key	471	461

Income (loss) from continuing operations attributable to Key common shareholders	$452	$474
Income (loss) from discontinued operations, net of taxes (a)	8	(24)
Net income (loss) attributable to Key common shareholders	460	450

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.53	$.54
Income (loss) from discontinued operations, net of taxes (a)	.01	(.03)
Net income (loss) attributable to Key common shareholders (b)	.54	.51
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.52	.53
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	(.03)
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.53	.51

Cash dividends paid	.14	.12

Performance ratios
From continuing operations:
Return on average total assets	1.03%	1.13%
Return on average common equity	8.86	9.44
Return on average tangible common equity (c)	9.91	10.49
Net interest margin (TE)	2.89	2.99
Cash efficiency ratio (c)	65.1	65.4

From consolidated operations:
Return on average total assets	1.02%	1.03%
Return on average common equity	9.01	8.96

Return on average tangible common equity (c)	10.08	9.96
Net interest margin (TE)	2.86	2.95

Asset quality — from continuing operations
Net loan charge-offs	$64	$50
Net loan charge-offs to average total loans	.22%	.18%

Other data
Average full-time equivalent employees	13,512	13,961

Taxable-equivalent adjustment	$13	$12

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) “Tier 1 common equity” (prior to January 1, 2015), and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts for periods prior to September 30, 2014) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	6-30-15 ratio is estimated.
(f)	Loan balances exclude $12 million, $12 million, and $15 million of purchased credit impaired loans at June 30, 2015, March 31, 2015, and June 30, 2014, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Common Equity Tier 1,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduces a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Prior to January 1, 2015, the Federal Reserve focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, also a non-GAAP financial measure.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	6-30-15	3-31-15	6-30-14
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,590	$10,603	$10,504
Less: Intangible assets (a)	1,085	1,088	1,008
Preferred Stock, Series A (b)	281	281	282

Tangible common equity (non-GAAP)	$9,224	$9,234	$9,214

Total assets (GAAP)	$94,606	$94,206	$91,798
Less: Intangible assets (a)	1,085	1,088	1,008

Tangible assets (non-GAAP)	$93,521	$93,118	$90,790

Tangible common equity to tangible assets ratio (non-GAAP)	9.86%	9.92%	10.15%
Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)	$10,590	$10,603	—
Less: Preferred Stock, Series A (b)	281	281	—

Common Equity Tier 1 capital before adjustments and deductions	10,309	10,322	—
Less: Goodwill, net of deferred taxes	1,036	1,036	—
Intangible assets, net of deferred taxes	33	36	—
Deferred tax assets	1	1	—
Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	1	52	—
Accumulated gain (loss) on cash flow hedges, net of deferred taxes	(21)	(8)	—

Amounts recorded in accumulated other comprehensive income (loss), net of deferred taxes	(362)	(364)	—

Total Common Equity Tier 1 capital (c)	$9,621	$9,569	—

Net risk-weighted assets (regulatory) (c)	$89,995	$89,967	—

Common Equity Tier 1 ratio (non-GAAP) (c)	10.69%	10.64%	—
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	—	—	$10,504
Qualifying capital securities	—	—	339
Less: Goodwill	—	—	979
Accumulated other comprehensive income (loss) (d)	—	—	(328)
Other assets (e)	—	—	86

Total Tier 1 capital (regulatory)	—	—	10,106
Less: Qualifying capital securities	—	—	339
Preferred Stock, Series A (b)	—	—	282

Total Tier 1 common equity (non-GAAP)	—	—	$9,485

Net risk-weighted assets (regulatory)	—	—	$84,287
Tier 1 common equity ratio (non-GAAP)	—	—	11.25%

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	6-30-15	3-31-15	6-30-14
Pre-provision net revenue
Net interest income (GAAP)	$584	$571	$573
Plus: Taxable-equivalent adjustment	7	6	6
Noninterest income (GAAP)	488	437	455
Less: Noninterest expense (GAAP)	711	669	687

Pre-provision net revenue from continuing operations (non-GAAP)	$368	$345	$347

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,590	$10,570	$10,459
Less: Intangible assets (average) (f)	1,086	1,089	1,010
Preferred Stock, Series A (average)	290	290	291

Average tangible common equity (non-GAAP)	$9,214	$9,191	$9,158

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$230	$222	$242
Average tangible common equity (non-GAAP)	9,214	9,191	9,158

Return on average tangible common equity from continuing operations (non-GAAP)	10.01%	9.80%	10.60%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$233	$227	$214
Average tangible common equity (non-GAAP)	9,214	9,191	9,158

Return on average tangible common equity consolidated (non-GAAP)	10.14%	10.02%	9.37%

Cash efficiency ratio
Noninterest expense (GAAP)	$711	$669	$687
Less: Intangible asset amortization (GAAP)	9	9	9

Adjusted noninterest expense (non-GAAP)	$702	$660	$678

Net interest income (GAAP)	$584	$571	$573
Plus: Taxable-equivalent adjustment	7	6	6
Noninterest income (GAAP)	488	437	455

Total taxable-equivalent revenue (non-GAAP)	$1,079	$1,014	$1,034

Cash efficiency ratio (non-GAAP)	65.1%	65.1%	65.6%

	Three months ended
	6-30-15
Common Equity Tier 1 under the Regulatory Capital Rules (estimates)
Common Equity Tier 1 under current regulatory rules	$9,621
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Deferred tax assets and other assets (g)	(51)

Common Equity Tier 1 anticipated under the Regulatory Capital Rules (h)	$9,570

Net risk-weighted assets under current regulatory rules	$89,995
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Mortgage servicing assets (i)	494
Deferred tax assets (i)	22
Significant investments (i)	—
Other assets (j)	(51)

Total risk-weighted assets anticipated under the Regulatory Capital Rules (h)	$90,460

Common Equity Tier 1 ratio under the Regulatory Capital Rules (h)	10.58%

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Six months ended
	6-30-15	6-30-14
Pre-provision net revenue
Net interest income (GAAP)	$1,155	$1,136
Plus: Taxable-equivalent adjustment	13	12
Noninterest income (GAAP)	925	890
Less: Noninterest expense (GAAP)	1,380	1,351

Pre-provision net revenue from continuing operations (non-GAAP)	$713	$687

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,580	$10,415
Less: Intangible assets (average) (k)	1,088	1,011
Preferred Stock, Series A (average)	290	291

Average tangible common equity (non-GAAP)	$9,202	$9,113

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$452	$474
Average tangible common equity (non-GAAP)	9,202	9,113

Return on average tangible common equity from continuing operations (non-GAAP)	9.91%	10.49%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$460	$450
Average tangible common equity (non-GAAP)	9,202	9,113

Return on average tangible common equity consolidated (non-GAAP)	10.08%	9.96%

Cash efficiency ratio
Noninterest expense (GAAP)	$1,380	$1,351
Less: Intangible asset amortization (GAAP)	18	19

Adjusted noninterest expense (non-GAAP)	$1,362	$1,332

Net interest income (GAAP)	$1,155	$1,136
Plus: Taxable-equivalent adjustment	13	12
Noninterest income (GAAP)	925	890

Total taxable-equivalent revenue (non-GAAP)	$2,093	$2,038

Cash efficiency ratio (non-GAAP)	65.1%	65.4%

(a)	For the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, intangible assets exclude $55 million, $61 million, and $79 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	6-30-15 amount is estimated.
(d)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(e)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at June 30, 2014.
(f)	For the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, average intangible assets exclude $58 million, $64 million, and $82 million, respectively, of average purchased credit card receivables.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible portion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	Under the fully implemented rule, certain deferred tax assets and intangible assets subject to the transition provision are no longer required to be risk-weighted because they are deducted directly from capital.
(k)	For the six months ended June 30, 2015, and June 30, 2014, average intangible assets exclude $61 million, and $85 million, respectively, of average purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Consolidated Balance Sheets

(dollars in millions)

	6-30-15	3-31-15	6-30-14
Assets
Loans	$58,264	$57,953	$55,600
Loans held for sale	835	1,649	435
Securities available for sale	14,244	13,120	12,224
Held-to-maturity securities	5,022	5,005	5,233
Trading account assets	674	789	890
Short-term investments	3,222	3,378	3,176
Other investments	703	730	899

Total earning assets	82,964	82,624	78,457
Allowance for loan and lease losses	(796)	(794)	(814)
Cash and due from banks	693	506	604
Premises and equipment	788	806	844
Operating lease assets	296	306	306
Goodwill	1,057	1,057	979
Other intangible assets	83	92	108
Corporate-owned life insurance	3,502	3,488	3,438
Derivative assets	536	731	549
Accrued income and other assets	3,314	3,144	3,090
Discontinued assets	2,169	2,246	4,237

Total assets	$94,606	$94,206	$91,798

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$36,024	$35,623	$33,637
Savings deposits	2,370	2,413	2,450
Certificates of deposit ($100,000 or more)	2,032	1,982	2,743
Other time deposits	3,105	3,182	3,505

Total interest-bearing deposits	43,531	43,200	42,335
Noninterest-bearing deposits	26,640	27,948	24,781
Deposits in foreign office — interest-bearing	498	474	683

Total deposits	70,669	71,622	67,799
Federal funds purchased and securities sold under repurchase agreements	444	517	1,213
Bank notes and other short-term borrowings	528	608	521
Derivative liabilities	560	825	451
Accrued expense and other liabilities	1,537	1,308	1,400
Long-term debt	10,267	8,713	8,213
Discontinued liabilities	—	—	1,680

Total liabilities	84,005	83,593	81,277

Equity
Preferred stock, Series A	290	290	291
Common shares	1,017	1,017	1,017
Capital surplus	3,898	3,910	3,987
Retained earnings	8,614	8,445	7,950
Treasury stock, at cost	(2,884)	(2,780)	(2,452)
Accumulated other comprehensive income (loss)	(345)	(279)	(289)

Key shareholders’ equity	10,590	10,603	10,504
Noncontrolling interests	11	10	17

Total equity	10,601	10,613	10,521

Total liabilities and equity	$94,606	$94,206	$91,798

Common shares outstanding (000)	843,608	850,920	876,823

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-15	3-31-15	6-30-14	6-30-15	6-30-14
Interest income
Loans	$532	$523	$526	$1,055	$1,045
Loans held for sale	12	7	5	19	9
Securities available for sale	72	70	71	142	143
Held-to-maturity securities	24	24	23	48	45
Trading account assets	5	5	7	10	13
Short-term investments	2	2	1	4	2
Other investments	5	5	6	10	12

Total interest income	652	636	639	1,288	1,269

Interest expense
Deposits	26	26	31	52	63
Federal funds purchased and securities sold under repurchase agreements	—	—	—	—	1
Bank notes and other short-term borrowings	2	2	2	4	4
Long-term debt	40	37	33	77	65

Total interest expense	68	65	66	133	133

Net interest income	584	571	573	1,155	1,136
Provision for credit losses	41	35	12	76	16

Net interest income after provision for credit losses	543	536	561	1,079	1,120

Noninterest income
Trust and investment services income	111	109	94	220	192
Investment banking and debt placement fees	141	68	99	209	183
Service charges on deposit accounts	63	61	66	124	129
Operating lease income and other leasing gains	24	19	35	43	64
Corporate services income	43	43	41	86	83
Cards and payments income	47	42	43	89	81
Corporate-owned life insurance income	30	31	28	61	54
Consumer mortgage income	4	3	2	7	4
Mortgage servicing fees	9	13	11	22	26
Net gains (losses) from principal investing	11	29	27	40	51
Other income (a)	5	19	9	24	23

Total noninterest income	488	437	455	925	890

Noninterest expense
Personnel	408	389	389	797	777
Net occupancy	66	65	68	131	132
Computer processing	42	38	41	80	79
Business services and professional fees	42	33	41	75	82
Equipment	22	22	24	44	48
Operating lease expense	12	11	10	23	20
Marketing	15	8	13	23	18
FDIC assessment	8	8	6	16	12
Intangible asset amortization	9	9	9	18	19
OREO expense, net	1	2	1	3	2
Other expense	86	84	85	170	162

Total noninterest expense	711	669	687	1,380	1,351

Income (loss) from continuing operations before income taxes	320	304	329	624	659
Income taxes	84	74	76	158	168

Income (loss) from continuing operations	236	230	253	466	491
Income (loss) from discontinued operations, net of taxes	3	5	(28)	8	(24)

Net income (loss)	239	235	225	474	467
Less: Net income (loss) attributable to noncontrolling interests	1	2	6	3	6

Net income (loss) attributable to Key	$238	$233	$219	$471	$461

Income (loss) from continuing operations attributable to Key common shareholders	$230	$222	$242	$452	$474
Net income (loss) attributable to Key common shareholders	233	227	214	460	450

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.28	$.53	$.54
Income (loss) from discontinued operations, net of taxes	—	.01	(.03)	.01	(.03)
Net income (loss) attributable to Key common shareholders (b)	.28	.27	.24	.54	.51

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.26	$.27	$.52	$.53
Income (loss) from discontinued operations, net of taxes	—	.01	(.03)	.01	(.03)
Net income (loss) attributable to Key common shareholders (b)	.27	.26	.24	.53	.51

Cash dividends declared per common share	$.075	$.065	$.065	$.14	$.12

Weighted-average common shares outstanding (000)	839,454	848,580	875,298	843,992	879,986
Effect of convertible preferred stock	—	—	20,602	—	—
Effect of common share options and other stock awards	6,858	8,542	6,237	7,695	6,698

Weighted-average common shares and potential common shares outstanding (000) (c)	846,312	857,122	902,137	851,687	886,684

(a)	For each of the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, net securities gains (losses) totaled less than $1 million. For the three months ended June 30, 2015, and June 30, 2014, Key did not have any impairment losses related to securities. For the three months ended March 31, 2015, impairment losses related to securities totaled less than $1 million.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Second Quarter 2015			First Quarter 2015			Second Quarter 2014
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$29,017	$233	3.23%	$28,321	$223	3.18%	$26,444	$219	3.31%
Real estate — commercial mortgage	7,981	74	3.70	8,095	73	3.67	7,880	74	3.79
Real estate — construction	1,199	11	3.60	1,139	11	3.90	1,049	11	4.03
Commercial lease financing	3,981	36	3.58	4,070	36	3.57	4,257	38	3.54

Total commercial loans	42,178	354	3.36	41,625	343	3.33	39,630	342	3.45
Real estate — residential mortgage	2,237	23	4.22	2,229	24	4.26	2,189	24	4.41
Home equity:
Key Community Bank	10,266	99	3.89	10,316	99	3.89	10,321	100	3.92
Other	244	5	7.86	260	5	7.82	306	6	7.80

Total home equity loans	10,510	104	3.98	10,576	104	3.99	10,627	106	4.03
Consumer other — Key Community Bank	1,571	26	6.52	1,546	25	6.66	1,479	26	6.97
Credit cards	737	19	10.57	732	20	11.01	702	18	10.39
Consumer other:
Marine	702	11	6.30	755	12	6.35	926	15	6.18
Other	43	1	7.77	49	1	7.32	58	1	8.09

Total consumer other	745	12	6.38	804	13	6.41	984	16	6.29

Total consumer loans	15,800	184	4.69	15,887	186	4.74	15,981	190	4.77

Total loans	57,978	538	3.72	57,512	529	3.72	55,611	532	3.83
Loans held for sale	1,263	12	3.91	795	7	3.33	458	5	4.14
Securities available for sale (b), (e)	13,360	73	2.17	13,087	70	2.17	12,408	71	2.30
Held-to-maturity securities (b)	4,965	24	1.91	4,947	24	1.93	4,973	23	1.87
Trading account assets	805	5	2.55	717	5	2.80	985	7	2.80
Short-term investments	3,228	2	.26	2,399	2	.27	2,475	1	.17
Other investments (e)	713	5	2.48	742	5	2.79	888	6	2.64

Total earning assets	82,312	659	3.21	80,199	642	3.23	77,798	645	3.31
Allowance for loan and lease losses	(793)			(793)			(824)
Accrued income and other assets	10,140			10,223			9,767
Discontinued assets	2,194			2,271			4,341

Total assets	$93,853			$91,900			$91,082

Liabilities
NOW and money market deposit accounts	$36,122	14	.16	$34,952	13	.15	$34,283	11	.14
Savings deposits	2,393	—	.02	2,385	—	.02	2,493	—	.03
Certificates of deposit ($100,000 or more) (f)	2,010	6	1.25	2,017	7	1.30	2,808	10	1.39
Other time deposits	3,136	5	.70	3,217	6	.72	3,587	9	.98
Deposits in foreign office	583	1	.23	529	—	.22	662	1	.23

Total interest-bearing deposits	44,244	26	.24	43,100	26	.24	43,833	31	.28
Federal funds purchased and securities sold under repurchase agreements	557	—	.02	720	—	.03	1,470	—	.19
Bank notes and other short-term borrowings	657	2	1.39	506	2	1.56	545	2	1.54
Long-term debt (f), (g)	6,968	40	2.30	6,126	37	2.52	5,476	33	2.51

Total interest-bearing liabilities	52,426	68	.52	50,452	65	.52	51,324	66	.52

Noninterest-bearing deposits	26,594			26,269			23,290
Accrued expense and other liabilities	2,039			2,327			1,654
Discontinued liabilities (g)	2,194			2,271			4,341

Total liabilities	83,253			81,319			80,609
Equity
Key shareholders’ equity	10,590			10,570			10,459
Noncontrolling interests	10			11			14

Total equity	10,600			10,581			10,473

Total liabilities and equity	$93,853			$91,900			$91,082

Interest rate spread (TE)			2.69%			2.71%			2.79%

Net interest income (TE) and net interest margin (TE)		591	2.88%		577	2.91%		579	2.98%

TE adjustment (b)		7			6			6

Net interest income, GAAP basis		$584			$571			$573

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $88 million, $87 million, and $95 million of assets from commercial credit cards for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Six months ended June 30, 2015			Six months ended June 30, 2014
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$28,671	$456	3.21%	$25,920	$425	3.30%
Real estate — commercial mortgage	8,038	147	3.68	7,844	148	3.82
Real estate — construction	1,169	22	3.75	1,069	23	4.29
Commercial lease financing	4,025	72	3.57	4,348	80	3.67

Total commercial loans	41,903	697	3.35	39,181	676	3.47
Real estate — residential mortgage	2,233	47	4.24	2,188	48	4.42
Home equity:
Key Community Bank	10,291	198	3.89	10,313	200	3.92
Other	252	10	7.84	315	12	7.79

Total home equity loans	10,543	208	3.99	10,628	212	4.03
Consumer other — Key Community Bank	1,558	51	6.59	1,459	51	7.01
Credit cards	735	39	10.79	702	38	10.83
Consumer other:
Marine	728	23	6.32	961	30	6.18
Other	46	2	7.54	62	2	7.80

Total consumer other	774	25	6.40	1,023	32	6.28

Total consumer loans	15,843	370	4.71	16,000	381	4.80

Total loans	57,746	1,067	3.72	55,181	1,057	3.86
Loans held for sale	1,030	19	3.68	452	9	3.75
Securities available for sale (b), (e)	13,225	143	2.17	12,378	143	2.31
Held-to-maturity securities (b)	4,956	48	1.92	4,870	45	1.86
Trading account assets	762	10	2.67	983	13	2.66
Short-term investments	2,816	4	.26	2,480	2	.17
Other investments (e)	727	10	2.64	912	12	2.61

Total earning assets	81,262	1,301	3.22	77,256	1,281	3.32
Allowance for loan and lease losses	(793)			(833)
Accrued income and other assets	10,181			9,779
Discontinued assets	2,232			4,417

Total assets	$92,882			$90,619

Liabilities
NOW and money market deposit accounts	$35,540	27	.15	$34,174	23	.14
Savings deposits	2,389	—	.02	2,484	—	.03
Certificates of deposit ($100,000 or more) (f)	2,014	13	1.28	2,783	20	1.45
Other time deposits	3,176	11	.71	3,633	19	1.02
Deposits in foreign office	556	1	.23	661	1	.22

Total interest-bearing deposits	43,675	52	.24	43,735	63	.29
Federal funds purchased and securities sold under repurchase agreements	638	—	.03	1,470	1	.18
Bank notes and other short-term borrowings	582	4	1.46	565	4	1.59
Long-term debt (f), (g)	6,550	77	2.40	5,323	65	2.54

Total interest-bearing liabilities	51,445	133	.52	51,093	133	.53

Noninterest-bearing deposits	26,432			22,976
Accrued expense and other liabilities	2,182			1,702
Discontinued liabilities (g)	2,232			4,417

Total liabilities	82,291			80,188
Equity
Key shareholders’ equity	10,580			10,415
Noncontrolling interests	11			16

Total equity	10,591			10,431

Total liabilities and equity	$92,882			$90,619

Interest rate spread (TE)			2.70%			2.79%

Net interest income (TE) and net interest margin (TE)		1,168	2.89%		1,148	2.99%

TE adjustment (b)		13			12

Net interest income, GAAP basis		$1,155			$1,136

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $88 million and $95 million of assets from commercial credit cards for the six months ended June 30, 2015, and June 30, 2014, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Noninterest Expense

(dollars in millions)

	Three months ended			Six months ended
	6-30-15	3-31-15	6-30-14	6-30-15	6-30-14
Personnel (a)	$408	$389	$389	$797	$777
Net occupancy	66	65	68	131	132
Computer processing	42	38	41	80	79
Business services and professional fees	42	33	41	75	82
Equipment	22	22	24	44	48
Operating lease expense	12	11	10	23	20
Marketing	15	8	13	23	18
FDIC assessment	8	8	6	16	12
Intangible asset amortization	9	9	9	18	19
OREO expense, net	1	2	1	3	2
Other expense	86	84	85	170	162

Total noninterest expense	$711	$669	$687	$1,380	$1,351

Average full-time equivalent employees (b)	13,455	13,591	13,867	13,512	13,961

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-15	3-31-15	6-30-14	6-30-15	6-30-14
Salaries	$229	$218	$224	$447	$444
Technology contract labor, net	10	10	14	20	31
Incentive and stock-based compensation	109	83	91	192	174
Employee benefits	55	72	50	127	113
Severance	5	6	10	11	15

Total personnel expense	$408	$389	$389	$797	$777

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Loan Composition

(dollars in millions)

				Percent change 6-30-15 vs.
	6-30-15	3-31-15	6-30-14	3-31-15	6-30-14
Commercial, financial and agricultural (a)	$29,285	$28,783	$26,327	1.7%	11.2%
Commercial real estate:
Commercial mortgage	7,874	8,162	7,946	(3.5)	(.9)
Construction	1,254	1,142	1,047	9.8	19.8

Total commercial real estate loans	9,128	9,304	8,993	(1.9)	1.5
Commercial lease financing (b)	4,010	4,064	4,241	(1.3)	(5.4)

Total commercial loans	42,423	42,151	39,561	.6	7.2
Residential — prime loans:
Real estate — residential mortgage	2,252	2,231	2,189	.9	2.9
Home equity:
Key Community Bank	10,296	10,270	10,379	.3	(.8)
Other	236	253	300	(6.7)	(21.3)

Total home equity loans	10,532	10,523	10,679	.1	(1.4)

Total residential — prime loans	12,784	12,754	12,868	.2	(.7)
Consumer other — Key Community Bank	1,595	1,547	1,514	3.1	5.4
Credit cards	753	727	718	3.6	4.9
Consumer other:
Marine	673	730	888	(7.8)	(24.2)
Other	36	44	51	(18.2)	(29.4)

Total consumer other	709	774	939	(8.4)	(24.5)

Total consumer loans	15,841	15,802	16,039	.2	(1.2)

Total loans (c), (d)	$58,264	$57,953	$55,600	.5%	4.8%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 6-30-15 vs.
	6-30-15	3-31-15	6-30-14	3-31-15	6-30-14
Commercial, financial and agricultural	$217	$183	$181	18.6%	19.9%
Real estate — commercial mortgage	576	1,408	221	(59.1)	160.6
Commercial lease financing	7	14	10	(50.0)	(30.0)
Real estate — residential mortgage	35	44	23	(20.5)	52.2

Total loans held for sale (e)	$835	$1,649	$435	(49.4)%	92.0%

Summary of Changes in Loans Held for Sale

(in millions)

	2Q15	1Q15	4Q14	3Q14	2Q14
Balance at beginning of period	$1,649	$734	$784	$435	$401
New originations	1,650	2,130	2,465	1,593	978
Transfers from (to) held to maturity, net	6	10	2	—	(8)
Loan sales	(2,466)	(1,204)	(2,516)	(1,243)	(934)
Loan draws (payments), net	(4)	(21)	(1)	(1)	(2)

Balance at end of period (e)	$835	$1,649	$734	$784	$435

(a)	Loan balances include $89 million, $87 million, and $94 million of commercial credit card balances at June 30, 2015, March 31, 2015, and June 30, 2014, respectively.
(b)	Commercial lease financing includes receivables held as collateral for a secured borrowing of $191 million, $230 million, and $375 million at June 30, 2015, March 31, 2015, and June 30, 2014, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At June 30, 2015, total loans include purchased loans of $125 million, of which $12 million were purchased credit impaired. At March 31, 2015, total loans include purchased loans of $130 million, of which $12 million were purchased credit impaired. At June 30, 2014, total loans include purchased loans of $151 million, of which $15 million were purchased credit impaired.
(d)	Total loans exclude loans of $2 billion at June 30, 2015, $2.2 billion at March 31, 2015, and $4.2 billion at June 30, 2014, related to the discontinued operations of the education lending business.
(e)	Total loans held for sale exclude loans held for sale of $179 million at June 30, 2015, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 6-30-15 vs. 3-31-15	Net Loan Charge-offs		Balance on Nonperforming Status
	6-30-15	3-31-15		2Q15	1Q15(c)	6-30-15	3-31-15
Residential properties — homebuilder	$6	$6	—	—	$1	$8	$8
Marine and RV floor plan	2	6	$(4)	—	—	1	5
Commercial lease financing (a)	831	877	(46)	—	(1)	—	—

Total commercial loans	839	889	(50)	—	—	9	13
Home equity — Other	236	253	(17)	$1	—	8	9
Marine	673	730	(57)	3	2	8	9
RV and other consumer	47	50	(3)	—	1	1	1

Total consumer loans	956	1,033	(77)	4	3	17	19

Total exit loans in loan portfolio	$1,795	$1,922	$(127)	$4	$3	$26	$32

Discontinued operations — education lending business (not included in exit loans above) (b)	$1,962	$2,219	$(257)	$2	$6	$6	$8

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Excludes loans held for sale of $179 million at June 30, 2015.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	2Q15	1Q15	4Q14	3Q14	2Q14
Net loan charge-offs	$36	$28	$32	$31	$30
Net loan charge-offs to average total loans	.25%	.20%	.22%	.22%	.22%
Allowance for loan and lease losses	$796	$794	$794	$804	$814
Allowance for credit losses (a)	841	835	829	839	851
Allowance for loan and lease losses to period-end loans	1.37%	1.37%	1.38%	1.43%	1.46%
Allowance for credit losses to period-end loans	1.44	1.44	1.44	1.49	1.53
Allowance for loan and lease losses to nonperforming loans	190.0	181.7	190.0	200.5	205.6
Allowance for credit losses to nonperforming loans	200.7	191.1	198.3	209.2	214.9
Nonperforming loans at period end (b)	$419	$437	$418	$401	$396
Nonperforming assets at period end	440	457	436	418	410
Nonperforming loans to period-end portfolio loans	.72%	.75%	.73%	.71%	.71%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.75	.79	.76	.74	.74

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $12 million, $12 million, $13 million, $14 million, and $15 million of purchased credit impaired loans at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Six months ended
	6-30-15	3-31-15	6-30-14	6-30-15	6-30-14
Average loans outstanding	$57,978	$57,512	$55,611	$57,746	$55,181

Allowance for loan and lease losses at beginning of period	$794	$794	$834	$794	$848
Loans charged off:
Commercial, financial and agricultural	21	12	11	33	23

Real estate — commercial mortgage	—	2	1	2	3
Real estate — construction	—	1	—	1	2

Total commercial real estate loans	—	3	1	3	5
Commercial lease financing	1	2	2	3	5

Total commercial loans	22	17	14	39	33
Real estate — residential mortgage	1	2	2	3	5
Home equity:
Key Community Bank	8	7	10	15	20
Other	2	1	3	3	6

Total home equity loans	10	8	13	18	26
Consumer other — Key Community Bank	6	6	8	12	16
Credit cards	8	8	12	16	18
Consumer other:
Marine	5	5	7	10	14
Other	—	1	—	1	1

Total consumer other	5	6	7	11	15

Total consumer loans	30	30	42	60	80

Total loans charged off	52	47	56	99	113
Recoveries:
Commercial, financial and agricultural	6	5	11	11	21

Real estate — commercial mortgage	—	2	1	2	2
Real estate — construction	1	—	1	1	15

Total commercial real estate loans	1	2	2	3	17
Commercial lease financing	1	4	4	5	6

Total commercial loans	8	11	17	19	44
Real estate — residential mortgage	1	—	1	1	2
Home equity:
Key Community Bank	1	2	1	3	4
Other	1	1	2	2	3

Total home equity loans	2	3	3	5	7
Consumer other — Key Community Bank	2	2	1	4	3
Credit cards	1	—	1	1	1
Consumer other:
Marine	2	3	2	5	5
Other	—	—	1	—	1

Total consumer other	2	3	3	5	6

Total consumer loans	8	8	9	16	19

Total recoveries	16	19	26	35	63

Net loan charge-offs	(36)	(28)	(30)	(64)	(50)
Provision (credit) for loan and lease losses	37	29	10	66	16
Foreign currency translation adjustment	1	(1)	—	—	—

Allowance for loan and lease losses at end of period	$796	$794	$814	$796	$814

Liability for credit losses on lending-related commitments at beginning of period	$41	$35	$35	$35	$37
Provision (credit) for losses on lending-related commitments	4	6	2	10	—

Liability for credit losses on lending-related commitments at end of period (a)	$45	$41	$37	$45	$37

Total allowance for credit losses at end of period	$841	$835	$851	$841	$851

Net loan charge-offs to average total loans	.25%	.20%	.22%	.22%	.18%
Allowance for loan and lease losses to period-end loans	1.37	1.37	1.46	1.37	1.46
Allowance for credit losses to period-end loans	1.44	1.44	1.53	1.44	1.53
Allowance for loan and lease losses to nonperforming loans	190.0	181.7	205.6	190.0	205.6
Allowance for credit losses to nonperforming loans	200.7	191.1	214.9	200.7	214.9
Discontinued operations — education lending business:

Loans charged off	$6	$10	$11	$16	$24
Recoveries	4	4	4	8	8

Net loan charge-offs	$(2)	$(6)	$(7)	$(8)	$(16)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	6-30-15	3-31-15	12-31-14	9-30-14	6-30-14
Commercial, financial and agricultural	$100	$98	$59	$47	$37
Real estate — commercial mortgage	26	30	34	41	38
Real estate — construction	12	12	13	14	9

Total commercial real estate loans	38	42	47	55	47
Commercial lease financing	18	20	18	14	15

Total commercial loans	156	160	124	116	99
Real estate — residential mortgage	67	72	79	81	89
Home equity:
Key Community Bank	176	182	185	174	178
Other	8	9	10	10	11

Total home equity loans	184	191	195	184	189
Consumer other — Key Community Bank	1	2	2	2	2
Credit cards	2	2	2	1	1
Consumer other:
Marine	8	9	15	16	15
Other	1	1	1	1	1

Total consumer other	9	10	16	17	16

Total consumer loans	263	277	294	285	297

Total nonperforming loans (a)	419	437	418	401	396
Nonperforming loans held for sale	—	—	—	—	1
OREO	20	20	18	16	12
Other nonperforming assets	1	—	—	1	1

Total nonperforming assets	$440	$457	$436	$418	$410

Accruing loans past due 90 days or more	$66	$111	$96	$71	$83
Accruing loans past due 30 through 89 days	181	216	235	340	274
Restructured loans — accruing and nonaccruing (b)	300	268	270	264	266
Restructured loans included in nonperforming loans (b)	170	141	157	137	142
Nonperforming assets from discontinued operations — education lending business	6	8	11	9	19
Nonperforming loans to period-end portfolio loans	.72%	.75%	.73%	.71%	.71%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.75	.79	.76	.74	.74

(a)	Loan balances exclude $12 million, $12 million, $13 million, $14 million, and $15 million of purchased credit impaired loans at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	2Q15	1Q15	4Q14	3Q14	2Q14
Balance at beginning of period	$437	$418	$401	$396	$449
Loans placed on nonaccrual status	92	123	103	109	79
Charge-offs	(52)	(47)	(49)	(49)	(56)
Loans sold	—	—	(2)	—	(21)
Payments	(25)	(9)	(17)	(13)	(17)
Transfers to OREO	(5)	(7)	(6)	(7)	(4)
Loans returned to accrual status	(28)	(41)	(12)	(35)	(34)

Balance at end of period (a)	$419	$437	$418	$401	$396

(a)	Loan balances exclude $12 million, $12 million, $13 million, $14 million, and $15 million of purchased credit impaired loans at June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, and June 30, 2014, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	2Q15	1Q15	4Q14	3Q14	2Q14
Balance at beginning of period	$20	$18	$16	$12	$12
Properties acquired — nonperforming loans	5	7	6	7	4
Valuation adjustments	(1)	(1)	(2)	(1)	(1)
Properties sold	(4)	(4)	(2)	(2)	(3)

Balance at end of period	$20	$20	$18	$16	$12

KeyCorp Reports Second Quarter 2015 Profit

July 16, 2015

Line of Business Results

(dollars in millions)

						Percent change 2Q15 vs.
	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14
Key Community Bank
Summary of operations
Total revenue (TE)	$559	$549	$558	$558	$553	1.8%	1.1%
Provision for credit losses	7	29	12	27	25	(75.9)	(72.0)
Noninterest expense	449	441	448	440	443	1.8	1.4
Net income (loss) attributable to Key	65	50	61	57	53	30.0	22.6
Average loans and leases	30,707	30,662	30,478	30,103	30,034	.1	2.2
Average deposits	50,766	50,417	50,850	50,302	50,232	.7	1.1
Net loan charge-offs	20	28	28	28	33	(28.6)	(39.4)
Net loan charge-offs to average total loans	.26%	.37%	.36%	.37%	.44%	N/A	N/A
Nonperforming assets at period end	$305	$328	$340	$338	$331	(7.0)	(7.9)
Return on average allocated equity	9.75%	7.41%	9.00%	8.44%	7.83%	N/A	N/A
Average full-time equivalent employees	7,400	7,452	7,414	7,573	7,569	(.7)	(2.2)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$477	$401	$460	$400	$395	19.0%	20.8%
Provision for credit losses	38	8	4	(3)	(4)	375.0	N/M
Noninterest expense	252	216	245	215	207	16.7	21.7
Net income (loss) attributable to Key	135	127	151	136	135	6.3	—
Average loans and leases	25,298	24,722	23,798	23,215	22,886	2.3	10.5
Average loans held for sale	1,234	775	855	481	429	59.2	187.6
Average deposits	19,708	18,567	18,356	17,600	16,357	6.1	20.5
Net loan charge-offs	12	(4)	(3)	(1)	(2)	N/M	N/M
Net loan charge-offs to average total loans	.19%	(.07)%	(.05)%	(.02)%	(.04)%	N/A	N/A
Nonperforming assets at period end	$105	$93	$41	$20	$22	12.9	377.3
Return on average allocated equity	30.15%	27.66%	34.17%	32.08%	35.72%	N/A	N/A
Average full-time equivalent employees	2,058	2,057	2,043	1,998	1,940	—	6.1

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful